                                                                   Exhibit 10.13

                              SECOND AMENDMENT TO
               AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


        THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is dated for reference purposes only as of January 1, 2001 by and between Old Kent Bank, a national banking association ("Bank"), and Lante Corporation, a Delaware corporation ("Borrower").

                                   RECITALS:

        A. Bank has made loans and certain other financial accommodations to Borrower as evidenced by that certain Amended and Restated Loan and Security Agreement dated as of December 29, 1998, as amended by that certain First Amendment to Loan and Security Agreement dated as of June 15, 1999 by and between Borrower and Bank (collectively, the "Existing Loan Agreement"). All terms capitalized but not expressly defined herein shall, for purposes hereof, have the respective meanings set forth in the Existing Loan Agreement.

        B. Borrower has requested and Bank has agreed to: (i) extend the maturity date of the Loan to April 1, 2002 and (ii) make certain other amendments to the Existing Loan Agreement.

        NOW, THEREFORE, in consideration of the foregoing Recitals, which are hereby incorporated into this Amendment and made a part hereof, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Amendments to Existing Loan Agreement.

           (a) The definition of "Capital Funds" set forth in Section 1.1(o) of the Existing Loan Agreement is hereby deleted in its entirety and the following definitions of "Cash Investments" and, effective as of January 1, 2001, "Maturity Date" in Section 1.1 of the Existing Loan Agreement are hereby amended by substituting the following therefor:

        "Cash Investments": shall mean any of the following: (i) cash; or (ii) investments made from time to time by Borrower in accordance with Borrower's Cash Investment Policy, a copy of which is attached hereto as
        Exhibit 1.1; provided that such Cash Investment Policy shall not be amended or otherwise modified without the prior written consent of Bank, such consent not to be unreasonably withheld.

        "Maturity Date": the earlier of April 1, 2002, or such earlier date as all Secured Obligations shall be due and payable by acceleration or otherwise.

             (b) Section 9.1(a) of the Existing Loan Agreement is hereby deleted in its entirety and the following is substituted therefor: "(a) hold Cash Investments greater than $25,000,000 at all times during the term hereof; and"

             (c) Exhibit A hereto is hereby attached as Exhibit 1.1 to the Existing Loan Agreement.

        2. Waiver of Claims. Borrower hereby acknowledges, agrees and affirms that it possess no claims, defenses, offsets, recoupment or counterclaims of any kind or nature against or with respect to the enforcement of the Existing Loan Agreement or any Other Document or any amendments thereto (collectively, the "Claims"), nor does Borrower now have knowledge of any facts that would or might give rise to any Claims. If facts now exist which would or could give rise to any Claim against or with respect to the enforcement of the Existing Loan Agreement or any Other Document, as amended by the amendments thereto, Borrower hereby unconditionally, irrevocably and unequivocally waive and fully releases any and all such Claims as if such Claims were the subject of a lawsuit, adjudicated to final judgment from which no appeal could be taken and therein dismissed with prejudice.

        3. Amendment. The Loan Documents and all rights and powers created thereby and thereunder are in all respects ratified and confirmed and shall remain in full force and effect, except as expressly modified hereby. From and after the date hereof, (a) the Existing Loan Agreement shall be deemed to be amended and modified as herein provided, but, except as so amended and modified, the Existing Loan Agreement and this Amendment shall be read, taken and construed as one and the same instrument and (b) the term "Loan Agreement" or "Loan and Security Agreement" and all references to amendments thereof as used in the Loan Documents shall mean the Existing Loan Agreement as amended hereby.

        4. Representations. This Amendment shall be binding upon and inure to the benefit of the parties hereby and their respective successors and assigns. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank that: (a) all of the representations and warranties of Borrower made in the Loan Documents are true and correct as of the date hereof, except where such representation or warranty specifically relates to an earlier date;
(b) as of the date hereof no Event of Default or Unmatured Default under the Loan Documents is currently in existence or would result from the execution and delivery of this Amendment; and (c) this Amendment, the Existing Credit Agreement and each and every Other Agreement shall be a "credit agreement" under the Illinois Credit Agreements Act, 815 ILCS 160/1 et.seq. (the "Act"), the Act applies to this transaction and any action on or in any way related to each and every Loan Document shall be governed by the Act

        5. Waiver. Bank waives any default arising from Borrower's failure to satisfy the requirements of Section 9.1(h) of the Existing Loan Agreement. Borrower and Bank hereby agree that the foregoing waiver shall in no way be deemed to be a waiver or forbearance of any other default, any other Event of Default or any Unmatured Default, whether now existing or hereafter arising, under the Existing Loan Agreement or any Other Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Second Amendment to Amended and Restated Loan Agreement dated for reference purposes only as of January 1, 2001.

                                         BORROWER:

                                         Lante Corporation


                                         By: /s/ C. Rudy Puryear
                                            ---------------------
                                         Title: President
                                                -----------------

                                         BANK:

                                         Old Kent Bank


                                         By: /s/ Jeffrey Arstrong
                                            ---------------------

                                        Title: Vice President
                                              -------------------

                                   Exhibit A

                            Cash Investment Policy


See attached.